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EXHIBIT 10.34

CEPHEID

LOAN AND SECURITY AGREEMENT

        This LOAN AND SECURITY AGREEMENT is entered into as of October 27, 2004, by and between COMERICA BANK ("Bank") and CEPHEID ("Borrower").

RECITALS

        Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

AGREEMENT

        The parties agree as follows:

        1.    DEFINITIONS AND CONSTRUCTION.

          1.1    Definitions.    As used in this Agreement, the following terms shall have the following definitions:

            "Accounts" means all presently existing and hereafter arising accounts, contract rights, payment intangibles, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

            "Advance" or "Advances" means a cash advance or cash advances under the Revolving Facility.

            "Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, and partners.

            "Bank Expenses" means all: reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; reasonable Collateral audit fees; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Proceeding, whether or not suit is brought.

            "Borrower's Books" means all of Borrower's books and records including: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

            "Borrowing Base" means an amount equal to eighty percent (80%) of Eligible Accounts, as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower.

            "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

            "Change in Control" shall mean a transaction in which any "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of Borrower ordinarily entitled to vote in the election of directors, empowering such "person" or "group" to elect a majority of the Board of Directors of Borrower, who did not have such power before such transaction.

            "Closing Date" means the date of this Agreement.

            "Code" means the California Uniform Commercial Code.

            "Collateral" means the property described on Exhibit A attached hereto.

            "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards, or merchant services issued or provided for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designed to protect such Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

            "Copyrights" means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

            "Credit Extension" means each Advance, Letter of Credit, or any other extension of credit by Bank for the benefit of Borrower hereunder.

            "Daily Balance" means the amount of the Obligations owed at the end of a given day.

            "Eligible Accounts" means those Accounts that arise in the ordinary course of Borrower's business that comply with all of Borrower's representations and warranties to Bank set forth in Section 5.4; provided, that standards of eligibility may be fixed and revised from time to time by Bank in Bank's reasonable judgment and upon notification thereof to Borrower in accordance with the provisions hereof. Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following:

              (a)   Accounts that the account debtor has failed to pay within ninety (90) days of invoice date;

              (b)   Accounts with respect to an account debtor, twenty-five percent (25%) of whose Accounts the account debtor has failed to pay within ninety (90) days of invoice date;

              (c)   Accounts with respect to which the account debtor is an officer, employee, or agent of Borrower;

              (d)   Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

              (e)   Accounts with respect to which the account debtor is an Affiliate of Borrower;

              (f)    Accounts with respect to which the account debtor does not have its principal place of business in the United States, except for Eligible Foreign Accounts;

              (g)   Accounts with respect to which the account debtor is the United States or any department, agency, or instrumentality of the United States other than the United States Postal Service;

              (h)   Accounts with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower or for deposits or other property of the account debtor held by Borrower, but only to the extent of any amounts owing to the account debtor against amounts owed to Borrower;

              (i)    Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, to the extent such obligations exceed the aforementioned percentage, except (A) Accounts with respect to which Northrop Grumman is the account debtor, (B) Accounts with respect to which Fisher Scientific is the account debtor, (c) Accounts with respect to which Smiths Detection is the account debtor, and (D) as approved in writing by Bank;

              (j)    Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and

              (k)   Accounts the collection of which Bank reasonably determines to be doubtful.

            "Eligible Foreign Accounts" means Accounts with respect to which the account debtor does not have its principal place of business in the United States and that (a) are supported by one or more letters of credit or credit insurance in an amount and of a tenor, and issued by a financial institution or insurer, acceptable to Bank, (b) are accounts on which the account debtor is Takara Bio Inc., a corporation formed under the laws of Japan, or Gene Company Limited (provided such Accounts are not otherwise excluded under the definition of "Eligible Accounts"), or (c) that Bank approves on a case-by-case basis.

            "Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

            "Event of Default" has the meaning assigned in Article 8.

            "GAAP" means generally accepted accounting principles as in effect from time to time.

            "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

            "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

            "Intellectual Property" means all of Borrower's right, title, and interest in and to the following:

              (a)   Copyrights, Trademarks and Patents;

              (b)   Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

              (c)   Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

              (d)   Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

              (e)   All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

              (f)    All amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

              (g)   All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

            "Inventory" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing.

            "Investment" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

            "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

            "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

            "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower, and any other agreement entered into in connection with this Agreement, all as amended or extended from time to time.

            "Material Adverse Effect" means a material adverse effect on (i) the business operations, condition (financial or otherwise) or prospects of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents or (iii) the value or priority of Bank's security interests in the Collateral.

            "Obligations" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

            "Patents" means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

            "Periodic Payments" means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.

            "Permitted Indebtedness" means:

              (a)   Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

              (b)   Indebtedness existing on the Closing Date and disclosed in the Schedule;

              (c)   Indebtedness secured by a lien described in clause (c) of the defined term "Permitted Liens," provided (i) such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness and (ii) such Indebtedness does not exceed Five Million Dollars ($5,000,000) in the aggregate at any given time;

              (d)   Subordinated Debt;

              (e)   Indebtedness to trade creditors incurred in the ordinary course of Borrower's business; and

              (f)    Extensions, refinancings and renewals of any items identified in (a) - (e), provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

            "Permitted Investment" means:

              (a)   Investments existing on the Closing Date disclosed in the Schedule;

              (b)   Investments in accordance with Borrower's investment policy, as approved by its Board of Directors;

              (c)   Investments in foreign Subsidiaries which do not exceed $5,000,000 in the aggregate in any given year;

              (d)   Investments in respect of bona fide currency or interest rate hedging policies of Borrower entered into with Bank and not entered into for speculation;

              (e)   Investments received as part of a transaction permitted pursuant to Section 7.3 (Mergers and Acquisitions) of this Agreement; and

              (f)    Investments consisting of travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business not to exceed $50,000 in the aggregate at any given time outstanding.

            "Permitted Liens" means the following:

              (a)   Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

              (b)   Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Bank's security interests;

              (c)   Liens (i) upon or in any equipment which was not financed by Bank acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

              (d)   Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase;

              (e)   Liens arising from judgments, decrees or attachments to the extent and only so long as such judgment, decree or attachment has not caused or resulted in an Event of Default;

              (f)    Liens incurred or deposits made in the ordinary course of Borrower's business in connection with worker's compensation, unemployment insurance, social security and other like laws (exclusive of obligations for the payment of borrowed money);

              (g)   Liens on security deposits held by Borrower's landlords; and

              (h)   Liens of materialmen, mechanics, warehousemen, carriers, artisan's or other similar Liens arising in the ordinary course of Borrower's business or by operation of law, which are not past due or which are being contested in good faith by appropriate proceedings and for which reserves satisfactory to Bank have been established.

            "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

            "Prime Rate" means the variable rate of interest, per annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.

            "Responsible Officer" means each of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and the Controller of Borrower.

            "Revolving Facility" means the facility under which Borrower may request Bank to issue Advances, as specified in Section 2.1(a) hereof.

            "Revolving Line" means a credit extension of up to Four Million Dollars ($4,000,000).

            "Revolving Maturity Date" means August 10, 2006.

            "Schedule" means the schedule of exceptions attached hereto and approved by Bank, if any.

            "Subordinated Debt" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms acceptable to Bank (and identified as being such by Borrower and Bank).

            "Subsidiary" means any corporation, company or partnership in which (i) any general partnership interest or (ii) more than 50% of the stock or other units of ownership which by the terms thereof has the ordinary voting power to elect the Board of Directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned by Borrower, either d irectly or through an Affiliate.

            "Trademarks" means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

          1.2    Accounting Terms.    All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the terms "financial statements" shall include the notes and schedules thereto.

        2.    LOAN AND TERMS OF PAYMENT.

          2.1    Credit Extensions.

          Borrower promises to pay to the order of Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrower hereunder. Borrower shall also pay interest on the unpaid principal amount of such Credit Extensions at rates in accordance with the terms hereof.

            (a)    Revolving Advances.

              (i)  Subject to and upon the terms and conditions of this Agreement, Borrower may request Advances in an aggregate outstanding amount not to exceed the lesser of (i) the Revolving Line or (ii) the Borrowing Base, minus, in each case, the aggregate face amount of all outstanding Letters of Credit. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1(a) may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(a) shall be immediately due and payable. Subject to the LIBOR Addendum executed in connection herewith, Borrower may prepay any Advances without penalty or premium.

             (ii)  Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. Pacific time, on the Business Day prior to the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit B hereto. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1(a) to Borrower's deposit account.

            (b)    Letters of Credit.

              (i)  Subject to the terms and conditions of this Agreement, at any time prior to the Revolving Maturity Date, Bank agrees to issue or cause to be issued standby letters of credit for the account of Borrower (each, a "Letter of Credit" and collectively, the "Letters of Credit") in an aggregate outstanding face amount not to exceed the lesser of the Revolving Line or the Borrowing Base minus, in each case, the aggregate amount of the outstanding Advances at any time, provided that the aggregate face amount of all outstanding Letters of Credit shall not exceed Two Million Dollars ($2,000,000) at any time. All Letters of Credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form of standard application and letter of credit agreement (the "Application"), which Borrower hereby agrees to execute, including Bank's standard fee on the per annum of the face amount of each Letter of Credit. On any drawn but unreimbursed Letter of Credit, the unreimbursed amount shall be deemed an Advance under Section 2.1(a). Prior to the Revolving Maturity Date, Borrower shall secure in cash all obligations under any outstanding Letters of Credit on terms acceptable to Bank.

             (ii)  The obligation of Borrower to reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, the Application, and such Letters of Credit, under all circumstances whatsoever. Borrower shall indemnify, defend, protect, and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys' fees, arising out of or in connection with any Letters of Credit, except for expenses caused by Bank's gross negligence or willful misconduct.

          2.2    Overadvances.    If the aggregate amount of the outstanding Advances plus the aggregate face amount of all outstanding Letters of Credit exceeds the lesser of the Revolving Line or the Borrowing Base at any time, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

          2.3    Interest Rates, Payments, and Calculations.

            (a)    Interest Rates.    Except as set forth in Section 2.3(b), the Advances, each of which shall be a Prime Rate Option Advance or a LIBOR Option Advance as elected by Borrower in accordance with the terms set forth in the LIBOR Addendum to Loan and Security Agreement executed in connection herewith, shall bear interest on the outstanding Daily Balance thereof at the applicable rate set forth in such LIBOR Addendum to Loan and Security Agreement.

            (b)    Late Fee; Default Rate.    If any payment is not made within ten (10) days after the date such payment is due, Borrower shall pay Bank a late fee equal to the lesser of (i) five percent (5%) of the amount of such unpaid amount or (ii) the maximum amount permitted to be charged under applicable law. All Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

            (c)    Payments.    Interest hereunder shall be due and payable on the first calendar day of each month during the term hereof. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower's deposit accounts or against the Revolving Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder. All payments shall be free and clear of any taxes, withholdings, duties, impositions or other charges, to the end that Bank will receive the entire amount of any Obligations payable hereunder, regardless of source of payment.

            (d)    Computation.    In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased, effective as of the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. The interest rate with respect to LIBOR Option Advances shall be adjusted as set forth in the LIBOR Addendum to Loan and Security Agreement executed in connection herewith. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

          2.4    Crediting Payments.    Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon Pacific time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

          2.5    Fees.    Borrower shall pay to Bank the following:

            (a)    Facility Fee.    On the Closing Date, and on the first anniversary of the Closing Date, a Facility Fee equal to $15,000, each of which shall be nonrefundable; and

            (b)    Bank Expenses.    On the Closing Date, all Bank Expenses incurred through the Closing Date, including reasonable attorneys' fees and expenses and, after the Closing Date, all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they are incurred by Bank.

          2.6    Additional Costs.    In case any law, regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

            (a)   subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof);

            (b)   imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

            (c)   imposes upon Bank any other condition with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to the Obligations, Bank shall notify Borrower thereof. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error.

          2.7    Term.    This Agreement shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect for so long as any Obligations remain outstanding or Bank has any obligation to make Credit Extensions under this Agreement. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

          2.8    Lockbox.    Borrower shall use best efforts, unless otherwise directed by Bank in writing, to cause all remittances made by any account debtor for any Accounts to be made to a lock box (the "Lockbox") maintained with Bank.

        3.    CONDITIONS OF LOANS.

          3.1    Conditions Precedent to Initial Credit Extension.    The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

            (a)   this Agreement;

            (b)   a certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

            (c)   UCC National Form Financing Statement;

            (d)   a LIBOR Addendum to Loan and Security Agreement;

            (e)   agreement to provide insurance;

            (f)    payment of the fees and Bank Expenses then due specified in Section 2.5 hereof;

            (g)   current financial statements of Borrower; and

            (h)   such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

          3.2    Conditions Precedent to all Credit Extensions.    The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

            (a)   timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1; and

            (b)   the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would exist after giving effect to such Credit Extension (provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date). The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2.

        4.    CREATION OF SECURITY INTEREST.

          4.1    Grant of Security Interest.    Borrower grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof.

          4.2    Delivery of Additional Documentation Required.    Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue the perfection of Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents. Borrower from time to time may deposit with Bank specific time deposit accounts to secure specific Obligations. Borrower authorizes Bank to hold such balances in pledge and to decline to honor any drafts thereon or any request by Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as the Obligations are outstanding.

          4.3    Right to Inspect.    Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours but no more than once a year (unless an Event of Default has occurred and is continuing), to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

        5.    REPRESENTATIONS AND WARRANTIES.

        Borrower represents and warrants as follows:

          5.1    Due Organization and Qualification.    Borrower and each Subsidiary is a corporation duly existing under the laws of its state of incorporation and qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified.

          5.2    Due Authorization; No Conflict.    The execution, delivery, and performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Articles of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any material agreement to which it is a party or by which it is bound.

          5.3    No Prior Encumbrances.    Borrower has good and marketable title to its property, free and clear of Liens, except for Permitted Liens.

          5.4    Bona Fide Eligible Accounts.    The Eligible Accounts are bona fide existing obligations. The property and services giving rise to such Eligible Accounts has been delivered or rendered to the account debtor or to the account debtor's agent for immediate and unconditional acceptance by the account debtor. Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor that is included in any Borrowing Base Certificate as an Eligible Account.

          5.5    Name; Location of Chief Executive Office.    Except as disclosed in the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof.

          5.6    Litigation.    Except as set forth in the Schedule, there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could have a Material Adverse Effect, or a material adverse effect on Borrower's interest or Bank's security interest in the Collateral.

          5.7    No Material Adverse Change in Financial Statements.    All consolidated and consolidating financial statements related to Borrower and any Subsidiary that Bank has received from Borrower fairly present in all material respects Borrower's financial condition as of the date thereof and Borrower's consolidated and consolidating results of operations for the period then ended. There has not been a material adverse change in the consolidated or the consolidating financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.

          5.8    Solvency, Payment of Debts.    Borrower is solvent and able to pay its debts (including trade debts) as they mature.

          5.9    Regulatory Compliance.    Borrower and each Subsidiary have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA, and no event has occurred resulting from Borrower's failure to comply with ERISA that could result in Borrower's incurring any material liability. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

          5.10    Environmental Condition.    Except as disclosed in the Schedule, none of Borrower's or any Subsidiary's properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

          5.11    Taxes.    Borrower and each Subsidiary have filed or caused to be filed all tax returns required to be filed, and have paid, or have made adequate provision for the payment of, all taxes reflected therein.

          5.12    Subsidiaries.    Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments and as disclosed in the Schedule.

          5.13    Government Consents.    Borrower and each Subsidiary have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted, the failure to obtain which could have a Material Adverse Effect.

          5.14    Full Disclosure.    No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

        6.    AFFIRMATIVE COVENANTS.

        Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make a Credit Extension hereunder, Borrower shall do all of the following:

          6.1    Good Standing.    Borrower shall maintain its and each of its Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which it is required under applicable law. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

          6.2    Government Compliance.    Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect.

          6.3    Financial Statements, Reports, Certificates.    Borrower shall deliver the following to Bank: (a) on or before the Securities and Exchange Commission (the "SEC") deadline for filing its Form 10-Q, a company prepared consolidated balance sheet, income, and cash flow statement covering Borrower's consolidated operations during such period, prepared in accordance with GAAP, consistently applied, in a form acceptable to Bank and certified by a Responsible Officer; (b) on or before the SEC deadline for filing its Form 10-K, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (c) copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of Fifty Thousand Dollars ($50,000) or more; and (e) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

        Within twenty (20) days after the last day of each month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto, together with aged listings of accounts receivable and accounts payable.

        Borrower shall deliver to Bank, within twenty (20) days after the last day of each month, a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto.

        Bank shall have a right from time to time hereafter to audit Borrower's Accounts and appraise Collateral at Borrower's expense, provided that such audits will be conducted no more often than every twelve (12) months unless an Event of Default has occurred and is continuing.

        Borrower shall file its Form 10-Q and Form 10-K with the Securities and Exchange Commission (the "SEC") in the timeframe required by the SEC. If Borrower is no longer required by deliver such information to the SEC, it shall provide such information to Bank in a similar timeframe.

          6.4    Taxes.    Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

          6.5    Accounts.    Borrower shall maintain its primary depository and operating accounts with Bank and/or Comerica Securities, Inc., provided that Borrower shall have sixty (60) days after the Closing Date to move its operating accounts to Bank.

          6.6    Minimum Unrestricted Cash at Bank.    Borrower shall maintain with Bank and/or Comerica Securities (provided that securities account control agreements are in place with respect to such accounts) at all times a balance of unrestricted cash that is at least Five Million Dollars ($5,000,000).

          6.7    Minimum Unrestricted Cash.    Borrower shall maintain at all times a balance of unrestricted cash that is at least Twenty Five Million Dollars ($25,000,000).

          6.8    Intellectual Property Rights.    Borrower shall (i) protect, defend and maintain the validity and enforceability of the trade secrets, Trademarks, Patents and Copyrights, (ii) use commercially reasonable efforts to detect infringements of the Trademarks, Patents and Copyrights and promptly advise Bank in writing of material infringements detected, and (iii) not allow any material Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Bank, which shall not be unreasonably withheld.

          6.9    Further Assurances.    At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

        7.    NEGATIVE COVENANTS.

        Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Credit Extensions, Borrower will not do any of the following:

          7.1    Dispositions.    Convey, sell, lease, transfer or otherwise dispose of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, including without limitation the Intellectual Property, other than: (i) Transfers of Inventory in the ordinary course of business; (ii) Transfers of licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or (iii) Transfers of worn-out or obsolete Equipment.

          7.2    Change in Business; Change in Control or Executive Office.    Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto); or cease to conduct business in substantially the manner conducted by Borrower as of the Closing Date; or without thirty (30) days prior written notification to Bank, relocate its chief executive office or state of incorporation or change its legal name; or without Bank's prior written consent, change the date on which its fiscal year ends.

          7.3    Mergers or Acquisitions.    Without Bank's prior written consent, merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except that Bank's consent shall not be required (i) for transactions in which all Obligations are satisfied in full and all letters of credit issued by Bank on Borrower's behalf are cancelled concurrent with the closing of such transaction, and any commitment by Bank to make additional Credit Extensions is terminated; or (ii) for transactions in which (a) Borrower's tangible net worth, as determined in accordance with GAAP, does not decrease by more than twenty five percent (25%) after giving to effect the transaction, (b) Borrower is the surviving entity, (c) the state in which Borrower is incorporated does not change, and (d) at the time of any such transaction an Event of Default has not occurred which is continuing and no Event of Default would exist after giving effect to any such transaction or would result in an Event of Default at any time during the term of this Agreement.

          7.4    Indebtedness.    Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

          7.5    Encumbrances.    Create, incur, assume or suffer to exist any Lien with respect to any of its property, including without limitation the Intellectual Property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens. Agree with any Person other than Bank not to grant a security interest in, or otherwise encumber, any of its property, or permit any Subsidiary to do so, except for Permitted Liens. Notwithstanding any of the foregoing, certain of Borrower's Intellectual Property may be deposited in escrow for the benefit of the United States Postal Service ("USPS") as required by the USPS National Defense, provided that the applicable escrow agreement provides that the USPS may use such escrowed software only in the ordinary course of their business in accordance with its contract with Borrower.

          7.6    Distributions.    Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, or permit any of its Subsidiaries to do so, except that Borrower may repurchase the stock of former employees pursuant to stock repurchase agreements as long as an Event of Default does not exist prior to such repurchase or would not exist after giving effect to such repurchase.

          7.7    Investments.    Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments; or suffer or permit any Subsidiary to be a party to, or be bound by, an agreement that restricts such Subsidiary from paying dividends or otherwise distributing property to Borrower.

          7.8    Transactions with Affiliates.    Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

          7.9    Subordinated Debt.    Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such

  Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.

          7.10    Compliance.    Become an "investment company" or be controlled by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could have a Material Adverse Effect, or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

        8.    EVENTS OF DEFAULT.

        Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

          8.1    Payment Default.    If Borrower fails to pay, when due, any of the Obligations;

          8.2    Covenant Default.

            (a)   If Borrower fails to perform any obligation under Article 6 or violates any of the covenants contained in Article 7 of this Agreement; or

            (b)   If Borrower fails or neglects to perform or observe any other material term, provision, condition, covenant contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition or covenant that can be cured, has failed to cure such default within ten days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the ten day period or cannot after diligent attempts by Borrower be cured within such ten day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed 30 days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default but no Credit Extensions will be made.

          8.3    Material Adverse Effect.    If there occurs any circumstance or circumstances that could have a Material Adverse Effect;

          8.4    Attachment.    If any portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be required to be made during such cure period);

          8.5    Insolvency.    If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within thirty (30) days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);

          8.6    Other Agreements.    If there is a default or other failure to perform in any agreement to which Borrower is a party or by which it is bound resulting in a right by a third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Million Dollars ($1,000,000) or which could have a Material Adverse Effect;

          8.7    Subordinated Debt.    If Borrower makes any payment on account of Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

          8.8    Judgments.    If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Three Million Dollars ($3,000,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment); or

          8.9    Misrepresentations.    If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

        9.    BANK'S RIGHTS AND REMEDIES.

          9.1    Rights and Remedies.    Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

            (a)   Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5, all Obligations shall become immediately due and payable without any action by Bank);

            (b)   Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

            (c)   Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

            (d)   Set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

            (e)   Dispose of the Collateral by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate; and

            (f)    Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

          9.2    Power of Attorney.    Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts; (b) endorse

  Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral; (e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; and (f) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions hereunder is terminated.

          9.3    Accounts Collection.    Upon the occurrence and during the continuance of an Event of Default, (i) Bank may notify any Person owing funds to Borrower of Bank's security interest in such funds and verify the amount of such Account, and (ii) Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank's trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

          9.4    Bank Expenses.    If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following after reasonable notice to Borrower: (a) make payment of the same or any part thereof; and (b) set up such reserves under a loan facility in Section 2.1 as Bank deems necessary to protect Bank from the exposure created by such failure. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

          9.5    Remedies Cumulative.    Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

          9.6    Demand; Protest.    Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

        10.    NOTICES.

        Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

If to Borrower:	CEPHEID 904 Caribbean Drive Sunnyvale, CA 94089
If to Bank:	Comerica Bank 2321 Rosecrans Ave., Suite 5000 El Segundo, CA 90245 Attn: Manager FAX: (310) 297-2291
with a copy to:	Comerica Bank Five Palo Alto Square, Suite 800 3000 El Camino Real Palo Alto, CA 94306 Attn: Jon Norris FAX: (650) 213-1710

        The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

        11.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

        This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

        12.    GENERAL PROVISIONS.

          12.1    Successors and Assigns.    This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

          12.2    Indemnification.    Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys' fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

          12.3    Time of Essence.    Time is of the essence for the performance of all obligations set forth in this Agreement.

          12.4    Severability of Provisions.    Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

          12.5    Amendments in Writing, Integration.    Neither this Agreement nor the Loan Documents can be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement and the Loan Documents, if any, are merged into this Agreement and the Loan Documents.

          12.6    Counterparts.    This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

          12.7    Survival.    All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding or Bank has any obligation to make Credit Extensions to Borrower. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

        13.    REFERENCE PROVISION.

        If and only if the jury trial waiver set forth in Section 11 of this Agreement is invalidated for any reason by a court of law, statute or otherwise, the reference provisions set forth below shall be substituted in place of the jury trial waiver. So long as the jury trial waiver remains valid, the reference provisions set forth in this Section shall be inapplicable.

            (a)   Each controversy, dispute or claim (each, a "Claim") between the parties arising out of or relating to this Agreement, any security agreement executed by Borrower in favor of Bank, any note executed by Borrower in favor of Bank or any other document, instrument or agreement executed by Borrower with or in favor of Bank (collectively in this Section, the "Loan Documents"), other than (i) all matters in connection with nonjudicial foreclosure of security interests in real or personal property; or (ii) the appointment of a receiver or the exercise of other provisional remedies (any of which may be initiated pursuant to applicable law) that are not settled in writing within fifteen (15) days after the date on which a party subject to the Loan Documents gives written notice to all other parties that a Claim exists (the "Claim Date") shall be resolved by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure, or their successor sections ("CCP"), which shall constitute the exclusive remedy for the resolution of any Claim concerning the Loan Documents, including whether such Claim is subject to the reference proceeding. Except as set forth in this section, the parties waive the right to initiate legal proceedings against each other concerning each such Claim. Venue for these proceedings shall be in the Superior Court in the County where the real property, if any, is located or in a County where venue is otherwise appropriate under state law (the "Court"). By mutual agreement, the parties shall select a retired Judge of the Court to serve as referee, and if they cannot so agree within fifteen (15) days after the Claim Date, the Presiding Judge of the Court (or his or her representative) shall promptly select the referee. A request for appointment of a referee may be heard on an ex parte or expedited basis. The referee shall be appointed to sit as a temporary judge, with all the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule). Each party shall have one peremptory challenge pursuant to CCP §170.6. Upon being selected, the referee shall (a) be requested to set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection and (b) if practicable, try any and all issues of law or fact and report a statement of decision upon them within ninety (90) days of the date of selection. The referee will have power to expand or limit the amount of discovery a party may employ. Any decision rendered by the referee will be final, binding and conclusive, and judgment shall be entered pursuant to CCP §644 in any court in the State of California having jurisdiction. The parties shall complete all discovery no later than fifteen (15) days before the first trial date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Either party may take depositions upon seven (7) days written notice, and shall respond to requests for production or inspection of documents within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties. Pending appointment of the referee as provided herein, the Superior Court is empowered to issue temporary and/or provisional remedies, as appropriate.

            (b)   Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. Except for trial, all proceedings and hearings conducted before the referee shall be conducted without a court reporter unless a party requests a court reporter. The party making such a request shall have the obligation to arrange for and pay for the court reporter. Subject to the referee's power to award costs to the prevailing party, the parties shall equally bear the costs of the court reporter at the trial and the referee's expenses

            (c)   The referee shall determine all issues in accordance with existing California case and statutory law. California rules of evidence applicable to proceedings at law will apply to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that shall be binding upon the parties. At the close of the reference proceeding, the referee shall issue a single judgment at disposing of all the claims of the parties that are the subject of the reference. The parties reserve the right (i) to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee and (ii) to obtain findings of fact, conclusions of laws, a written statement of decision, and (iii) to move for a new trial or a different judgment, which new trial, if granted, shall be a reference proceeding under this provision.

          13.2    If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration conducted by a retired judge of the Court, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth in this Section shall apply to any such arbitration proceeding.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

CEPHEID

By:
Title:

COMERICA BANK

By:
Title:

DEBTOR	CEPHEID

SECURED PARTY:	COMERICA BANK

EXHIBIT A

COLLATERAL DESCRIPTION ATTACHMENT
TO LOAN AND SECURITY AGREEMENT

        All Borrower's (herein referred to as "Borrower" or "Debtor"):

            (i)  accounts now owned or hereafter arising and all proceeds thereof, including cash and noncash proceeds and any returned or repossessed goods arising therefrom and including any deposit or similar accounts into which any such proceeds are deposited, and all other property due or to become due to Debtor arising out of the sale or other disposition of Debtor's property, whether in the form of instruments, payment intangibles, investment property, deposit accounts or letter of credit rights; and

           (ii)  cash, cash equivalents, and investments, including without limitation all deposit accounts of whatever nature (including all money market accounts), investment property (including securities and securities entitlements), money, and all of Debtor's books and records with respect to any of the foregoing, and any and all cash proceeds and/or noncash proceeds of any of the foregoing.

EXHIBIT B

TECHNOLOGY & LIFE SCIENCES DIVISION
LOAN ANALYSIS
LOAN ADVANCE/PAYDOWN REQUEST FORM
DEADLINE FOR NEXT DAY PROCESSING IS 3:00* P.M., Pacific Time
DEADLINE FOR WIRE TRANSFERS IS 1:30 P.M., Pacific Time
*At month end and the day before a holiday, the cut off time is 1:30 P.M., Pacific Time

TO: Loan Analysis	DATE:	TIME:
FAX #: (650) 846-6840

FROM:	CEPHEID	TELEPHONE REQUEST (For Bank Use Only):
Borrower's Name
The following person is authorized to request the loan payment transfer/loan advance on the designated account and is known to me.
FROM:
Authorized Signer's Name
FROM:
	Authorized Signature (Borrower)	Authorized Request & Phone #
PHONE #:
Received by (Bank) & Phone #
FROM ACCOUNT#:

(please include Note number, if applicable)		Authorized Signature (Bank)
TO ACCOUNT #:

(please include Note number, if applicable)

REQUESTED TRANSACTION TYPE	REQUESTED DOLLAR AMOUNT	For Bank Use Only
PRINCIPAL INCREASE* (ADVANCE)	$	Date Rec'd:
Time:
PRINCIPAL PAYMENT (ONLY)	$	Comp. Status: YES NO
Status Date:
OTHER INSTRUCTIONS:		Time:
Approval:

All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of the telephone request for and advance confirmed by this Borrowing Certificate, including without limitation the representation that Borrower has paid for and owns the equipment financed by the Bank; provided, however, that those representations and warranties the date expressly referring to another date shall be true, correct and complete in all material respects as of such date.

*IS THERE A WIRE REQUEST TIED TO THIS LOAN ADVANCE? (PLEASE CIRCLE ONE)            YES    NO
If YES, the Outgoing Wire Transfer Instructions must be completed below.

OUTGOING WIRE TRANSFER INSTRUCTIONS	Fed Reference Number	Bank Transfer Number

The items marked with an asterisk (*) are required to be completed.

*Beneficiary Name

*Beneficiary Account Number

*Beneficiary Address

Currency Type	US DOLLARS ONLY

*ABA Routing Number (9 Digits)

*Receiving Institution Name

*Receiving Institution Address

*Wire Account	$

EXHIBIT C

BORROWING BASE CERTIFICATE

Borrower: CEPHEID Commitment Amount: $4,000,000	Lender: Comerica Bank

ACCOUNTS RECEIVABLE
1.	Accounts Receivable Book Value as of		$
2.	Additions (please explain on reverse)		$
3.	TOTAL ACCOUNTS RECEIVABLE		$
ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.	Amounts over 90 days due	$
5.	Balance of 25% over 90 day accounts	$
6.	Concentration Limits 1	$
7.	Ineligible Foreign Accounts 2	$
8.	Governmental Accounts	$
9.	Contra Accounts	$
10.	Demo Accounts	$
11.	Intercompany/Employee Accounts	$
12.	Other (please explain on reverse)	$
13.	TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS		$
14.	Eligible Accounts (#3 minus #13)		$
15.	LOAN VALUE OF ACCOUNTS (80% of #14)		$
BALANCES
16.	Maximum Loan Amount			$4,000,000
17.	Total Funds Available [Lesser of #16 or #15]		$
18.	Present balance owing on Line of Credit		$
19.	Outstanding under Sublimit (Letters of Credit)		$
20.	RESERVE POSITION (#17 minus #18 and #19)		$

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Comerica Bank.

CEPHEID
By:
Authorized Signer

1
Ineligible concentration Accounts include Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, to the extent such obligations exceed the aforementioned percentage, except (A) Accounts with respect to which Northrop Grumman is the account debtor, (B) Accounts with respect to which Fisher Scientific is the account debtor, (c) Accounts with respect to which Smiths Detection is the account debtor, and (D) as approved in writing by Bank.

2
"Eligible Foreign Accounts" means Accounts with respect to which the account debtor does not have its principal place of business in the United States and that (a) are supported by one or more letters of credit or credit insurance in an amount and of a tenor, and issued by a financial institution or insurer, acceptable to Bank, (b) are accounts on which the account debtor is Takara Bio Inc., a corporation formed under the laws of Japan, or Gene Company Limited (provided such Accounts are not otherwise excluded under the definition of "Eligible Accounts"), or (c) that Bank approves on a case-by-case basis.

EXHIBIT D
COMPLIANCE CERTIFICATE

TO:	COMERICA BANK
FROM:	CEPHEID

        The undersigned authorized officer of CEPHEID hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending                        with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under "Complies" column.

Reporting Covenant	Required		Complies
Quarterly financial statements	Quarterly at 10-Q deadline		Yes	No
Annual (CPA Audited)	Annually at 10-K deadline		Yes	No
10K and 10Q	Concurrent with filing at the Securities Exchange Commission		Yes	No
A/R & A/P Agings, Borrowing Base Cert.	Monthly within 20 days		Yes	No
Financial Covenant	Required	Actual	Complies
Minimum Unrestricted Cash at Bank	$5,000,000 $		Yes	No
Minimum Unrestricted Cash	$25,000,000 $		Yes	No

Comments Regarding Exceptions: See Attached.	BANK USE ONLY
Received by:
Sincerely,		AUTHORIZED SIGNER
Date:
SIGNATURE	Verified:	AUTHORIZED SIGNER
TITLE	Date:
DATE	Compliance Status	Yes No

SCHEDULE OF EXCEPTIONS

Permitted Indebtedness    (Section 1.1)

Permitted Investments    (Section 1.1)

Permitted Liens    (Section 1.1)

Prior Names    (Section 5.5)

Litigation    (Section 5.6)

Subsidiaries    (Section 5.14)

        Cepheid SA (France) (100% owned by Cepheid)

CORPORATE RESOLUTIONS TO BORROW

Borrower:    CEPHEID

        I, the undersigned Secretary or Assistant Secretary of CEPHEID (the "Corporation"), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of the State of California.

        I FURTHER CERTIFY that attached hereto as Attachments 1 and 2 are true and complete copies of the Articles of Incorporation, as amended, and the Restated Bylaws of the Corporation, each of which is in full force and effect on the date hereof.

        I FURTHER CERTIFY that at a meeting of the Directors of the Corporation, duly called and held, at which a quorum was present and voting (or by other duly authorized corporate action in lieu of a meeting), the following resolutions (the "Resolutions") were adopted.

        BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

NAMES	POSITION	ACTUAL SIGNATURES

acting for and on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

        Borrow Money.    To borrow from time to time from Comerica Bank ("Bank"), on such terms as may be agreed upon between the officers, employees, or agents of the Corporation and Bank, such sum or sums of money as in their judgment should be borrowed, without limitation.

        Execute Loan Documents.    To execute and deliver to Bank that certain Loan and Security Agreement dated as of October 27, 2004 (the "Loan Agreement") and any other agreement entered into between Corporation and Bank in connection with the Loan Agreement, including any amendments, all as amended or extended from time to time (collectively, with the Loan Agreement, the "Loan Documents"), and also to execute and deliver to Bank one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for the Loan Documents, or any portion thereof.

        Grant Security.    To grant a security interest to Bank in the Collateral described in the Loan Documents, which security interest shall secure all of the Corporation's Obligations, as described in the Loan Documents.

        Negotiate Items.    To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Corporation with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

        Letters of Credit.    To execute letter of credit applications and other related documents pertaining to Bank's issuance of letters of credit.

1

        Further Acts.    In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

        BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of the Corporation's agreements or commitments in effect at the time notice is given.

        I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

        IN WITNESS WHEREOF, I have hereunto set my hand on October 27, 2004, and attest that the signatures set opposite the names listed above are their genuine signatures.

CERTIFIED AND ATTESTED BY:
By:
Name:
Title:

2

USA PATRIOT ACT
NOTICE
OF
CUSTOMER IDENTIFICATION

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

        To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.

        WHAT THIS MEANS FOR YOU: when you open an account, we will ask your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver's license or other identifying documents.

COMERICA BANK
Member FDIC

ITEMIZATION OF AMOUNT FINANCED
DISBURSEMENT INSTRUCTIONS
Revolver

Name(s): CEPHEID	Date: October 27, 2004
$	credited to deposit account No. when Advances are requested by Borrower
Amounts paid to others on your behalf:
$15,000	to Comerica Bank for Loan Fee
$	to Comerica Bank for accounts receivable audit (estimate)
$	to Bank counsel fees and expenses
$	to
$	to
$4,000,000	TOTAL (AMOUNT FINANCED)

Upon consummation of this transaction, this document will also serve as the authorization for Comerica Bank to disburse the loan proceeds as stated above.

Signature	Signature

COMERICA BANK
AUTOMATIC DEBIT AUTHORIZATION
Member FDIC

To: Comerica Bank
Re: Loan #
You are hereby authorized and instructed to charge account No. in the name of
CEPHEID for principal, interest and other payments due on above referenced loan as set forth below and credit the loan referenced above.
☒ Debit each interest payment as it becomes due according to the terms of the Loan and Security Agreement and any renewals or amendments thereof.
☒ Debit each principal payment as it becomes due according to the terms of the Loan and Security Agreement and any renewals or amendments thereof.
☒ Debit each payment for Bank Expenses as it becomes due according to the terms of the Loan and Security Agreement and any renewals or amendments thereof.
This Authorization is to remain in full force and effect until revoked in writing.

	Borrower Signature	Date

October 27, 2004

DEBTOR:	CEPHEID
SECURED PARTY:	COMERICA BANK

EXHIBIT A

COLLATERAL DESCRIPTION ATTACHMENT
TO UCC NATIONAL FORM FINANCING STATEMENT

        All Borrower's (herein referred to as "Borrower" or "Debtor"):

            (i)  accounts now owned or hereafter arising and all proceeds thereof, including cash and noncash proceeds and any returned or repossessed goods arising therefrom and including any deposit or similar accounts into which any such proceeds are deposited, and all other property due or to become due to Debtor arising out of the sale or other disposition of Debtor's property, whether in the form of instruments, payment intangibles, investment property, deposit accounts or letter of credit rights; and

           (ii)  cash, cash equivalents, and investments, including without limitation all deposit accounts of whatever nature (including all money market accounts), investment property (including securities and securities entitlements), money, and all of Debtor's books and records with respect to any of the foregoing, and any and all cash proceeds and/or noncash proceeds of any of the foregoing.

LIBOR
Addendum To Loan and Security Agreement

        This Addendum to Loan and Security Agreement (this "Addendum") is entered into as of this 27th day of October, 2004, by and between COMERICA BANK ("Bank") and CEPHEID ("Borrower"). This Addendum supplements the terms of the Loan and Security Agreement between Borrower and Bank of even date herewith (the "Note").

        1.    Definitions.

          a.    Advance.    As used herein, "Advance" means a borrowing requested by Borrower and made by Bank under the Note, including a LIBOR Option Advance and/or a Prime Rate Option Advance.

          b.    Business Day.    As used herein, "Business Day" means any day except a Saturday, Sunday or any other day designated as a holiday under Federal or California statute or regulation.

          c.    LIBOR.    As used herein, "LIBOR" means the rate per annum (rounded upward if necessary, to the nearest whole 1/100 of 1%) and determined pursuant to the following formula:

LIBOR =	Base LIBOR 100% - LIBOR Reserve Percentage

                i.  "Base LIBOR" means the rate per annum determined by Bank at which deposits for the relevant LIBOR Period would be offered to Bank in the approximate amount of the relevant LIBOR Option Advance in the inter-bank LIBOR market selected by Bank, upon request of Bank at 10:00 a.m. California time, on the day that is the first day of such LIBOR Period.

               ii.  "LIBOR Reserve Percentage" means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for "Eurocurrency Liabilities" (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Bank for expected changes in such reserve percentage during the applicable LIBOR Period.

          d.    LIBOR Business Day.    As used herein, "LIBOR Business Day" means a Business day on which dealings in Dollar deposits may be carried out in the interbank LIBOR market.

          e.    LIBOR Period.    As used herein, "LIBOR Period" means, with respect to a LIBOR Option Advance:

                i.  initially, the period commencing on, as the case may be, the date the Advance is made or the date on which the Advance is converted to a LIBOR Option Advance, and continuing for, in every case, a thirty (30) day period thereafter so long as the LIBOR Option is quoted for such period in the applicable interbank LIBOR market, as such period is selected by Borrower in the notice of Advance as provided in the Note or in the notice of conversion as provided in this Addendum; and

               ii.  thereafter, each period commencing on the last day of the next preceding LIBOR Period applicable to such LIBOR Option Advance and continuing for, in every case, a thirty (30) day period thereafter so long as the LIBOR Option is quoted for such period in the applicable interbank LIBOR market, as such period is selected by Borrower in the notice of continuation as provided in this Addendum.

          f.    Regulation D.    As used herein, "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as amended or supplemented from time to time.

          g.    Regulatory Development.    As used herein, "Regulatory Development" means any or all of the following: (i) any change in any law, regulation or interpretation thereof by any public authority (whether or not having the force of law); (ii) the application of any existing law, regulation or the interpretation thereof by any public authority (whether or not having the force of law); and (iii) compliance by Bank with any request or directive (whether or not having the force of law) of any public authority.

        2.    Interest Rate Options.    Borrower shall have the following options regarding the interest rate to be paid by Borrower on Advances under the Note:

          a.     A rate equal to two and one-half percent (2.50%) above Bank's LIBOR, (the "LIBOR Option"), which LIBOR Option shall be in effect during the relevant LIBOR Period; or

          b.     A rate equal to the "Prime Rate" as defined in the Note and quoted from time to time by Bank as such rate may change from time to time (the "Prime Rate Option").

        3.    LIBOR Option Advance.    The minimum LIBOR Option Advance will not be less than Two Hundred Fifty Thousand Dollars and 00/100 Dollars ($250,000) for any LIBOR Option Advance.

        4.    Payment of Interest on LIBOR Option Advances.    Interest on each LIBOR Option Advance shall be payable pursuant to the terms of the Note. Interest on such LIBOR Option Advance shall be computed on the basis of a 360-day year and shall be assessed for the actual number of days elapsed from the first day of the LIBOR Period applicable thereto but not including the last day thereof.

        5.    Bank's Records Re: LIBOR Option Advances.    With respect to each LIBOR Option Advance, Bank is hereby authorized to note the date, principal amount, interest rate and LIBOR Period applicable thereto and any payments made thereon on Bank's books and records (either manually or by electronic entry) and/or on any schedule attached to the Note, which notations shall be prima facie evidence of the accuracy of the information noted.

        6.    Selection/Conversion of Interest Rate Options.    At the time any Advance is requested under the Note and/or Borrower wishes to select the LIBOR Option for all or a portion of the outstanding principal balance of the Note, and at the end of each LIBOR Period, Borrower shall give Bank notice specifying (a) the interest rate option selected by Borrower; (b) the principal amount subject thereto; and (c) if the LIBOR Option is selected, the length of the applicable LIBOR Period. Any such notice may be given by telephone so long as, with respect to each LIBOR Option selected by Borrower, (i) Bank receives written confirmation from Borrower not later than three (3) LIBOR Business Days after such telephone notice is given; and (ii) such notice is given to Bank prior to 10:00 a.m., California time, on the first day of the LIBOR Period. For each LIBOR Option requested hereunder, Bank will quote the applicable fixed LIBOR Rate to Borrower at approximately 10:00 a.m., California time, on the first day of the LIBOR Period. If Borrower does not immediately accept the rate quoted by Bank, any subsequent acceptance by Borrower shall be subject to a redetermination of the rate by Bank; provided, however, that if Borrower fails to accept any such quotation given, then the quoted rate shall expire and Bank shall have no obligation to permit a LIBOR Option to be selected on such day. If no specific designation of interest is made at the time any Advance is requested under the Note or at the end of any LIBOR Period, Borrower shall be deemed to have selected the Prime Rate Option for such Advance or the principal amount to which such LIBOR Period applied. At any time the LIBOR Option is in effect, Borrower may, at the end of the applicable LIBOR Period, convert to the Prime Rate Option. At any time the Prime Rate Option is in effect, Borrower may convert to the LIBOR OPTION, and shall designate a LIBOR Period.

        7.    Default Interest Rate.    From and after the maturity date of the Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of the Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to five percent (5.00%) above the rate of interest from time to time applicable to the Note.

        8.    Prepayment.    In the event that the LIBOR Option is the applicable interest rate for all or any part of the outstanding principal balance of the Note, and any payment or prepayment of any such outstanding principal balance of the Note shall occur on any day other than the last day of the applicable LIBOR Period (whether voluntarily, by acceleration, required payment, or otherwise), or if Borrower elects the LIBOR Option as the applicable interest rate for all or any part of the outstanding principal balance of the Note in accordance with the terms and conditions hereof, and, subsequent to such election, but prior to the commencement of the applicable LIBOR Period, Borrower revokes such election for any reason whatsoever, or if the applicable interest rate in respect of any outstanding principal balance of the Note hereunder shall be changed, for any reason whatsoever, from the LIBOR Option to the Prime Rate Option prior to the last day of the applicable LIBOR Period, or if Borrower shall fail to make any payment of principal or interest hereunder at any time that the LIBOR Option is the applicable interest rate hereunder in respect of such outstanding principal balance of the Note, Borrower shall reimburse Bank, on demand, for any resulting loss, cost or expense incurred by Bank as a result thereof, including, without limitation, any such loss, cost or expense incurred in obtaining, liquidating, employing or redeploying deposits from third parties. Such amount payable by Borrower to Bank may include, without limitation, an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, refunded or converted, for the period from the date of such prepayment or of such failure to borrow, refund or convert, through the last day of the relevant LIBOR Period, at the applicable rate of interest for such outstanding principal balance of the Note, as provided under this Note, over (b) the amount of interest (as reasonably determined by Bank) which would have accrued to Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank LIBOR market. Calculation of any amounts payable to Bank under this paragraph shall be made as though Bank shall have actually funded or committed to fund the relevant outstanding principal balance of the Note hereunder through the purchase of an underlying deposit in an amount equal to the amount of such outstanding principal balance of the Note and having a maturity comparable to the relevant LIBOR Period; provided, however, that Bank may fund the outstanding principal balance of the Note hereunder in any manner it deems fit and the foregoing assumptions shall be utilized only for the purpose of the calculation of amounts payable under this paragraph. Upon the written request of Borrower, Bank shall deliver to Borrower a certificate setting forth the basis for determining such losses, costs and expenses, which certificate shall be conclusively presumed correct, absent manifest error. Any prepayment hereunder shall also be accompanied by the payment of all accrued and unpaid interest on the amount so prepaid. Any outstanding principal balance of the Note which is bearing interest at such time at the Prime Rate Option may be prepaid without penalty or premium. Partial prepayments hereunder shall be applied to the installments hereunder in the inverse order of their maturities.

BY INITIALING BELOW, BORROWER ACKNOWLEDGE(S) AND AGREE(S) THAT: (A) THERE IS NO RIGHT TO PREPAY ANY LIBOR OPTION ADVANCE, IN WHOLE OR IN PART, WITHOUT PAYING THE PREPAYMENT AMOUNT SET FORTH HEREIN ("PREPAYMENT AMOUNT"), EXCEPT AS OTHERWISE REQUIRED UNDER APPLICABLE LAW; (B) BORROWER SHALL BE LIABLE FOR PAYMENT OF THE PREPAYMENT AMOUNT IF BANK EXERCISES ITS RIGHT TO ACCELERATE PAYMENT OF ANY LIBOR OPTION ADVANCE AS PART OR ALL OF THE OBLIGATIONS OWING UNDER THE NOTE, INCLUDING WITHOUT LIMITATION, ACCELERATION UNDER A DUE-ON-SALE PROVISION; (C) BORROWER WAIVES ANY RIGHTS UNDER SECTION 2954.10 OF THE CALIFORNIA CIVIL CODE OR ANY SUCCESSOR STATUTE; AND (D) BANK HAS MADE EACH LIBOR OPTION ADVANCE PURSUANT TO THE NOTE IN RELIANCE ON THESE AGREEMENTS.

BORROWER'S INITIALS

        9.    Hold Harmless and Indemnification.    Borrower agrees to indemnify Bank and to hold Bank harmless from, and to reimburse Bank on demand for, all losses and expenses which Bank sustains or incurs as a result of (i) any payment of a LIBOR Option Advance prior to the last day of the applicable LIBOR Period for any reason, including, without limitation, termination of the Note, whether pursuant to this Addendum or the occurrence of an Event of Default; (ii) any termination of a LIBOR Period prior to the date it would otherwise end in accordance with this Addendum; or (iii) any failure by Borrower, for any reason, to borrow any portion of a LIBOR Option Advance.

        10.    Funding Losses.    The indemnification and hold harmless provisions set forth in this Addendum shall include, without limitation, all losses and expenses arising from interest and fees that Bank pays to lenders of funds it obtains in order to fund the loans to Borrower on the basis of the LIBOR Option(s) and all losses incurred in liquidating or re-deploying deposits from which such funds were obtained and loss of profit for the period after termination. A written statement by Bank to Borrower of such losses and expenses shall be conclusive and binding, absent manifest error, for all purposes. This obligation shall survive the termination of this Addendum and the payment of the Note.

        11.    Regulatory Developments Or Other Circumstances Relating To Illegality or Impracticality of LIBOR.    If any Regulatory Development or other circumstances relating to the interbank Euro-dollar markets shall, at any time, in Bank's reasonable determination, make it unlawful or impractical for Bank to fund or maintain, during any LIBOR Period, to determine or charge interest rates based upon LIBOR, Bank shall give notice of such circumstances to Borrower and:

          a.     In the case of a LIBOR Period in progress, Borrower shall, if requested by Bank, promptly pay any interest which had accrued prior to such request and the date of such request shall be deemed to be the last day of the term of the LIBOR Period; and

          b.     No LIBOR Period may be designated thereafter until Bank determines that such would be practical.

        12.    Additional Costs.    Borrower shall pay to Bank from time to time, upon Bank's request, such amounts as Bank determines are needed to compensate Bank for any costs it incurred which are attributable to Bank having made or maintained a LIBOR Option Advance or to Bank's obligation to make a LIBOR Option Advance, or any reduction in any amount receivable by Bank hereunder with respect to any LIBOR Option or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Developments, which (i) change the basis of taxation of any amounts payable to Bank hereunder with respect to taxation of any amounts payable to Bank hereunder with respect to any LIBOR Option Advance (other than taxes imposed on the overall net income of Bank for any LIBOR Option Advance by the jurisdiction where Bank is headquartered or the jurisdiction where Bank extends the LIBOR Option Advance; (ii) impose or modify any reserve, special deposit, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, Bank (including any LIBOR Option Advance or any deposits referred to in the definition of LIBOR); or (iii) impose any other condition affecting this Addendum (or any of such extension of credit or liabilities). Bank shall notify Borrower of any event occurring after the date hereof which entitles Bank to compensation pursuant to this paragraph as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Determinations by Bank for purposes of this paragraph, shall be conclusive, provided that such determinations are made on a reasonable basis.

        13.    Legal Effect.    Except as specifically modified hereby, all of the terms and conditions of the Note remain in full force and effect.

{Remainder of page intentionally left blank; signature pages follow.}

        IN WITNESS WHEREOF, the parties have agreed to the foregoing as of the date first set forth above.

CEPHEID Borrower	COMERICA BANK Bank

By:	By:
Title:	Title:

SECURITIES ACCOUNT
CONTROL AGREEMENT

October 27, 2004

Attn: Jack Singer

  Re:
  Comerica Bank/Security Interest in Securities Account of CEPHEID

Dear Sir or Madam:

        This agreement ("Control Agreement") is entered by and among COMERICA BANK ("Bank"), CEPHEID ("Pledgor") and Comerica Securities, Inc. ("Securities Intermediary").

        1.     This Control Agreement concerns any account (collectively, the "Securities Account") established by Pledgor with Securities Intermediary, whether now existing or hereafter arising. Pursuant to that certain Loan and Security Agreement dated as of the date hereof (as amended from time to time, the "Security Agreement"), Bank has a security interest in all of Pledgor's present and future right, title and interest in, to and under the Securities Account maintained with Securities Intermediary in connection with the securities, securities entitlements or other investment property, instruments and financial assets contained in the Securities Account, and all investment property, instruments and financial assets at any time held or maintained in the Securities Account, together with all investment property, instruments and financial assets substituted therefore or for any part thereof, all interest, dividends, increases, profits, new financial assets or other increments, distributions or rights of any kind received on account of any of the foregoing, and all other income received in connection therewith and all products or proceeds thereof (whether cash or non-cash proceeds) (collectively, the "Securities Entitlement"). Bank, Pledgor and Securities Intermediary are entering into this Control Agreement to perfect Bank's security interest in the Securities Account.

        2.     The Securities Entitlement is to be held in the Securities Account and is and will remain subject to a first priority security interest in favor of Bank. The Securities Account is not a margin account or subject to check writing privileges. All rights of Securities Intermediary in the Securities Account except for Permitted Liens as defined below shall be subordinated and postponed in favor of Bank's rights and interests therein under and pursuant to the Security Agreement.

        3.     Until Securities Intermediary is notified to the contrary by Bank in any entitlement order or other notice ("Notice"), Securities Intermediary is authorized to act upon the instruction of Pledgor, or its authorized representatives, and comply with Pledgor's (or its authorized representatives) instructions for the following purposes:

  ☒
  make trades of any and all of the financial assets held in the Securities Account &/or

  ☒
  receiving any distributions relating to the Securities Entitlement &/or

  ☒
  making any withdrawals of any and all of the financial assets held in the Securities Account or the proceeds thereof.

Upon and following receipt of Notice, (i) Securities Intermediary shall immediately cease complying with instructions concerning the Securities Account and the Securities Entitlement originated by the Pledgor, or its representatives, and thereafter shall comply with the instructions of Bank without further consent by Pledgor; (ii) Securities Intermediary is not authorized to release any of the Securities Entitlement or any proceeds thereof or make any distribution from the Securities Account to any party other than Bank, until otherwise instructed by Bank in writing; (iii) Securities Intermediary is instructed to hold the Securities Account and Securities Entitlement for the benefit of Bank; and (iv) Bank is the only person authorized to make any withdrawals of and/or to authorize or receive any distribution of or relating to the Securities Entitlement.

1

        4.     By its execution hereof, Securities Intermediary acknowledges and agrees to the terms set forth herein, and that this Control Agreement constitutes written notice to Securities Intermediary and acknowledgment by Securities Intermediary of Bank's security interest in the Securities Account. Said security interest shall be noted by the Securities Intermediary on its books and records.

        5.     Securities Intermediary has established the Securities Account in Pledgor's name. A true and complete copy of the account agreement entered into between Pledgor and Securities Intermediary with respect to the Securities Account (the "Account Agreement") is attached as Exhibit A. Exhibit A is a complete and accurate statement of the investment property, financial assets and credit balances credited to the Securities Account as of the date(s) set forth in the statement. Except for the claims and interest of Bank and Pledgor in the Securities Account and liens to secure fees owed to Securities Intermediary by Pledgor with respect to the operation of the Securities Account ("Permitted Liens"), Securities Intermediary does not know of any claim to or interest in the Securities Account.

        6.     Securities Intermediary shall send copies of all statements and confirmations regarding the Securities Account simultaneously to Pledgor and to Bank. Securities Intermediary shall promptly notify Bank and Pledgor if a person asserts a lien, encumb rance or adverse claim against the Securities Account.

        7.     Securities Intermediary shall not agree with any third party that Securities Intermediary will comply with entitlement orders from the third party. Securities Intermediary shall not amend the Account Agreement, including its choice of law clause and the provision providing for treatment of property held in the securities account as a financial asset, without Bank's written consent. Securities Intermediary shall not permit Pledgor to terminate the Securities Account.

        8.     The rights and powers granted herein to Bank have been granted in order to perfect its security interest in the Securities Account, are powers coupled with an interest and will neither be affected by the death or bankruptcy of the Pledgor nor by the lapse of time. Securities Intermediary's obligations under this Control Agreement shall continue in effect until the security interest of Bank in the Securities Account has been terminated pursuant to the terms of the Security Agreement and Bank has notified you of such termination in writing. Upon receipt of such notice Securities Intermediary's obligations under this Control Agreement with respect to the operation and maintenance of the Securities Account after the receipt of such notice shall terminate, Bank shall have no further right to originate entitlement orders concerning the Securities Account and Securities Intermediary may take such steps as the Pledgor may request to vest full ownership and control of the Securities Account in the Pledgor, including, but not limited to, removing the name of Bank from the Securities Account or transferring all of the financial assets and credit balances in the Securities Account to another securities account in the name of the Pledgor or its designee.

        9.     This Control Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto, and shall be governed by, and in accordance with, the laws of the State of California without regard to conflict of laws principles.

        10.   This Control Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument.

        11.   Pledgor acknowledges that this Control Agreement supplements Pledgor's existing agreements with Securities Intermediary. This Control Agreement does not create any obligation or duty of Securities Intermediary other than those expressly set forth herein. If this Control Agreement conflicts with any other agreement between Securities Intermediary and Pledgor, the terms of this Control Agreement shall prevail.

        12.   This Control Agreement is an integrated agreement and supplements all negotiations and agreement with respect to the subject matter hereof. Any amendments hereto shall be in writing and signed by all parties.

2

        13.   Unless otherwise provided in this Control Agreement, all notices or demands relating to this Control Agreement shall be in writing and (except for account statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered, sent by certified mail or by facsimile to Bank, Pledgor or Securities Intermediary, as the case may be, at the address set forth below:

If to Bank:	Comerica Bank 2321 Rosecrans Ave., Suite #5000 El Segundo, CA 90245 Telephone: (310) 417-5600 Facsimile: (310) 297-2291 Attention: Manager
With a copy to:	Comerica Bank Five Palo Alto Square, Suite 800 3000 El Camino Real Palo Alto, CA 94306 Attn: Jon Norris FAX: (650) 213-1710
If to Pledgor:	CEPHEID 904 Caribbean Drive Sunnyvale, CA 94089
If to Securities Intermediary:	Comerica Securities, Inc. 201 N. Figueroa St., 1st. Floor Los Angeles, CA 90012 Telephone: (213)484-3758 Facsimile: (213)484-3795 Attn: Jack Singer

        14.    WAIVER OF JURY TRIAL.    THE PARTIES ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS CONTROL AGREEMENT.

        Please sign where indicated below to reflect your acknowledgment of and agreement to the foregoing terms and conditions.

        15.   REFERENCE PROVISION.

        If and only if the jury trial waiver set forth in Section 14 of this Agreement is invalidated for any reason by a court of law, statute or otherwise, the reference provisions set forth below shall be substituted in place of the jury trial waiver. So long as the jury trial waiver remains valid, the reference provisions set forth in this Section shall be inapplicable.

        (a)   Each controversy, dispute or claim (each, a "Claim") between the parties arising out of or relating to this Agreement, any security agreement executed by Borrower in favor of Bank, any note executed by Borrower in favor of Bank or any other document, instrument or agreement executed by Borrower with or in favor of Bank (collectively in this Section, the "Loan Documents"), other than (i) all matters in connection with nonjudicial foreclosure of security interests in real or personal property; or (ii) the appointment of a receiver or the exercise of other provisional remedies (any of

3

which may be initiated pursuant to applicable law) that are not settled in writing within fifteen (15) days after the date on which a party subject to the Loan Documents gives written notice to all other parties that a Claim exists (the "Claim Date") shall be resolved by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure, or their successor sections ("CCP"), which shall constitute the exclusive remedy for the resolution of any Claim concerning the Loan Documents, including whether such Claim is subject to the reference proceeding. Except as set forth in this section, the parties waive the right to initiate legal proceedings against each other concerning each such Claim. Venue for these proceedings shall be in the Superior Court in the County where the real property, if any, is located or in a County where venue is otherwise appropriate under state law (the "Court"). By mutual agreement, the parties shall select a retired Judge of the Court to serve as referee, and if they cannot so agree within fifteen (15) days after the Claim Date, the Presiding Judge of the Court (or his or her representative) shall promptly select the referee. A request for appointment of a referee may be heard on an ex parte or expedited basis. The referee shall be appointed to sit as a temporary judge, with all the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule). Each party shall have one peremptory challenge pursuant to CCP §170.6. Upon being selected, the referee shall (a) be requested to set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection and (b) if practicable, try any and all issues of law or fact and report a statement of decision upon them within ninety (90) days of the date of selection. The referee will have power to expand or limit the amount of discovery a party may employ. Any decision rendered by the referee will be final, binding and conclusive, and judgment shall be entered pursuant to CCP §644 in any court in the State of California having jurisdiction. The parties shall complete all discovery no later than fifteen (15) days before the first trial date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Either party may take depositions upon seven (7) days written notice, and shall respond to requests for production or inspection of documents within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties. Pending appointment of the referee as provided herein, the Superior Court is empowered to issue temporary and/or provisional remedies, as appropriate.

        (b)   Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. Except for trial, all proceedings and hearings conducted before the referee shall be conducted without a court reporter unless a party requests a court reporter. The party making such a request shall have the obligation to arrange for and pay for the court reporter. Subject to the referee's power to award costs to the prevailing party, the parties shall equally bear the costs of the court reporter at the trial and the referee's expenses

        (c)   The referee shall determine all issues in accordance with existing California case and statutory law. California rules of evidence applicable to proceedings at law will apply to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that shall be binding upon the parties. At the close of the reference proceeding, the referee shall issue a single judgment at disposing of all the claims of the parties that are the subject of the reference. The parties reserve the right (i) to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee and (ii) to obtain findings of fact, conclusions of laws, a written statement of decision, and (iii) to move for a new trial or a different judgment, which new trial, if granted, shall be a reference proceeding under this provision.

4

        (d)   If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration conducted by a retired judge of the Court, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth in this Section shall apply to any such arbitration proceeding.

Very truly yours,
COMERICA BANK

By:
Title:

CEPHEID Pledgor

By:
Title:

By:
Title:

COMERICA SECURITIES, INC. Securities Intermediary

By:
Title:

5

Exhibit A
Account Agreement

6

SECURITIES ACCOUNT
CONTROL AGREEMENT

October 27, 2004

Attn: Secretary

  Re:
  Comerica Bank/Security Interest in Securities Account of CEPHEID

Dear Sir or Madam:

        This agreement ("Control Agreement") is entered by and among Comerica Bank ("Bank"), a Michigan banking corporation, CEPHEID, a California corporation ("Pledgor") and Monarch Funds, a Delaware business trust (the "Trust"), by Forum Shareholder Services, LLC, a Delaware limited liability company, as agent therefor.

        1.     This Control Agreement concerns any account (collectively, the "Securities Account") established by Pledgor with Trust, whether now existing or hereafter arising. Pursuant to that certain Loan and Security Agreement dated as of the date hereof (as amended from time to time, the "Security Agreement"), Bank has a security interest in all of Pledgor's present and future right, title and interest in, to and under the Securities Account maintained with Trust in connection with the securities, securities entitlements or other investment property, instruments and financial assets contained in the Securities Account, and all investment property, instruments and financial assets at any time held or maintained in the Securities Account, together with all investment property, instruments and financial assets substituted therefore or for any part thereof, all interest, dividends, increases, profits, new financial assets or other increments, distributions or rights of any kind received on account of any of the foregoing, and all other income received in connection therewith and all products or proceeds thereof (whether cash or non-cash proceeds) (collectively, the "Securities Entitlement"). Bank, Pledgor and Trust are entering into this Control Agreement to perfect Bank's security interest in the Securities Account.

        2.     The Securities Entitlement is to be held in the Securities Account and is and will remain subject to a first priority security interest in favor of Bank. The Securities Account is not a margin account or subject to check writing privileges. All rights of Trust in the Securities Account except for Permitted Liens as defined below shall be subordinated and postponed in favor of Bank's rights and interests therein under and pursuant to the Security Agreement.

        3.     Until Trust is notified to the contrary by Bank in any entitlement order or other notice ("Notice"), Trust is authorized to act upon the instruction of Pledgor, or its authorized representatives, and comply with Pledgor's (or its authorized representatives) instructions for the following purposes:

  ☒
  make trades of any and all of the financial assets held in the Securities Account &/or

  ☒
  receiving any distributions relating to the Securities Entitlement &/or

  ☒
  making any withdrawals of any and all of the financial assets held in the Securities Account or the proceeds thereof.

Upon and following receipt of Notice, (i) Trust shall immediately cease complying with instructions concerning the Securities Account and the Securities Entitlement originated by the Pledgor, or its representatives, and thereafter shall comply with the instructions of Bank without further consent by Pledgor; (ii) Trust is not authorized to release any of the Securities Entitlement or any proceeds thereof or make any distribution from the Securities Account to any party other than Bank, until otherwise instructed by Bank in writing; (iii) Trust is instructed to hold the Securities Account and Securities Entitlement for the benefit of Bank; and (iv) Bank is the only person authorized to make any withdrawals of and/or to authorize or receive any distribution of or relating to the Securities Entitlement.

1

        4.     By its execution hereof, Trust acknowledges and agrees to the terms set forth herein, and that this Control Agreement constitutes written notice to Trust and acknowledgment by Trust of Bank's security interest in the Securities Account. Said security interest shall be noted by the Trust on its books and records.

        5.     Trust has established the Securities Account in Pledgor's name. A true and complete copy of the account agreement entered into between Pledgor and Trust with respect to the Securities Account (the "Account Agreement") is attached as Exhibit A. Exhibit A is a complete and accurate statement of the investment property, financial assets and credit balances credited to the Securities Account as of the date(s) set forth in the statement. Except for the claims and interest of Bank and Pledgor in the Securities Account and liens to secure fees owed to Trust by Pledgor with respect to the operation of the Securities Account ("Permitted Liens"), Trust does not know of any claim to or interest in the Securities Account.

        6.     Trust shall send copies of all statements and confirmations regarding the Securities Account simultaneously to Pledgor and to Bank. Trust shall promptly notify Bank and Pledgor if a person asserts a lien, encumbrance or adverse claim against the Securities Account.

        7.     Trust shall not agree with any third party that Trust will comply with entitlement orders from the third party. Trust shall not amend the Account Agreement, including its choice of law clause and the provision providing for treatment of property held in the Securities Account as a financial asset, without Bank's written consent. Trust shall not permit Pledgor to terminate the Securities Account.

        8.     The rights and powers granted herein to Bank have been granted in order to perfect its security interest in the Securities Account, are powers coupled with an interest and will neither be affected by the death or bankruptcy of the Pledgor nor by the lapse of time. Trust's obligations under this Control Agreement shall continue in effect until the security interest of Bank in the Securities Account has been terminated pursuant to the terms of the Security Agreement and Bank has notified you of such termination in writing. Upon receipt of such notice Trust's obligations under this Control Agreement with respect to the operation and maintenance of the Securities Account after the receipt of such notice shall terminate, Bank shall have no further right to originate entitlement orders concerning the Securities Account and Trust may take such steps as the Pledgor may request to vest full ownership and control of the Securities Account in the Pledgor, including, but not limited to, removing the name of Bank from the Securities Account or transferring all of the financial assets and credit balances in the Securities Account to another securities account in the name of the Pledgor or its designee.

        9.     This Control Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto, and shall be governed by, and in accordance with, the laws of the State of California without regard to conflict of laws principles.

        10.   Each of the Pledgor and the Bank hereby agrees to indemnify the Trust for, defend the Trust against and hold the Trust harmless from all claims, demands, suits, expenses (including attorneys' fees), losses and damages resulting from or arising out of this Control Agreement and not due to the Trust's gross negligence or willful misconduct, including as a result of the Trust's actions in honoring instructions from any properly authorized person believed to be authorized prior to receipt of notification to the contrary or refusing to honor instructions from persons not demonstrated to the Trust's satisfaction to be so authorized. The Pledgor and the Bank agree that, in the event of any dispute between them or either of them and a third person in connection with which the Trust becomes subject to conflicting claims with respect the Securities Account, the Trust may in its sole and absolute discretion initiate an interpleader action, in which the Pledgor and the Bank consent to being joined, to determine the relative rights of the claimants with respect to the Securities Account.

2

        11.   This Control Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument.

        12.   Pledgor acknowledges that this Control Agreement supplements Pledgor's existing agreements with Trust. This Control Agreement does not create any obligation or duty of Trust other than those expressly set forth herein. If this Control Agreement conflicts with any other agreement between Trust and Pledgor, the terms of this Control Agreement shall prevail.

        13.   This Control Agreement is an integrated agreement and supplements all negotiations and agreement with respect to the subject matter hereof. Any amendments hereto shall be in writing and signed by all parties.

        14.   Unless otherwise provided in this Control Agreement, all notices or demands relating to this Control Agreement shall be in writing and (except for account statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered, sent by certified mail or by facsimile to Bank, Pledgor or Trust, as the case may be, at the address set forth below:

If to Bank:	Comerica Bank 2321 Rosecrans Ave., Suite #5000 El Segundo, CA 90245 Telephone: (310) 417-5600 Facsimile: (310) 297-2291 Attention: Manager
With a copy to:	Comerica Bank Five Palo Alto Square, Suite 800 3000 El Camino Real Palo Alto, CA 94306 Attn: Jon Norris FAX: (650) 213-1710
If to Pledgor:	CEPHEID 904 Caribbean Drive Sunnyvale, CA 94089
If to Trust:	Monarch Funds P.O. Box 446 Portland, Maine 04101 Telephone: (207) 822-6680 Attn.: Secretary

        15.    WAIVER OF JURY TRIAL.    THE PARTIES ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS CONTROL AGREEMENT.

        Please sign where indicated below to reflect your acknowledgment of and agreement to the foregoing terms and conditions.

3

        16.   REFERENCE PROVISION.

        If and only if the jury trial waiver set forth in Section 15 of this Agreement is invalidated for any reason by a court of law, statute or otherwise, the reference provisions set forth below shall be substituted in place of the jury trial waiver. So long as the jury trial waiver remains valid, the reference provisions set forth in this Section shall be inapplicable.

        (a)   Each controversy, dispute or claim (each, a "Claim") between the parties arising out of or relating to this Agreement, any security agreement executed by Borrower in favor of Bank, any note executed by Borrower in favor of Bank or any other document, instrument or agreement executed by Borrower with or in favor of Bank (collectively in this Section, the "Loan Documents"), other than (i) all matters in connection with nonjudicial foreclosure of security interests in real or personal property; or (ii) the appointment of a receiver or the exercise of other provisional remedies (any of which may be initiated pursuant to applicable law) that are not settled in writing within fifteen (15) days after the date on which a party subject to the Loan Documents gives written notice to all other parties that a Claim exists (the "Claim Date") shall be resolved by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure, or their successor sections ("CCP"), which shall constitute the exclusive remedy for the resolution of any Claim concerning the Loan Documents, including whether such Claim is subject to the reference proceeding. Except as set forth in this section, the parties waive the right to initiate legal proceedings against each other concerning each such Claim. Venue for these proceedings shall be in the Superior Court in the County where the real property, if any, is located or in a County where venue is otherwise appropriate under state law (the "Court"). By mutual agreement, the parties shall select a retired Judge of the Court to serve as referee, and if they cannot so agree within fifteen (15) days after the Claim Date, the Presiding Judge of the Court (or his or her representative) shall promptly select the referee. A request for appointment of a referee may be heard on an ex parte or expedited basis. The referee shall be appointed to sit as a temporary judge, with all the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule). Each party shall have one peremptory challenge pursuant to CCP §170.6. Upon being selected, the referee shall (a) be requested to set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection and (b) if practicable, try any and all issues of law or fact and report a statement of decision upon them within ninety (90) days of the date of selection. The referee will have power to expand or limit the amount of discovery a party may employ. Any decision rendered by the referee will be final, binding and conclusive, and judgment shall be entered pursuant to CCP §644 in any court in the State of California having jurisdiction. The parties shall complete all discovery no later than fifteen (15) days before the first trial date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Either party may take depositions upon seven (7) days written notice, and shall respond to requests for production or inspection of documents within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties. Pending appointment of the referee as provided herein, the Superior Court is empowered to is sue temporary and/or provisional remedies, as appropriate.

        (b)   Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. Except for trial, all proceedings and hearings conducted before the referee shall be conducted without a court reporter unless a party requests a court reporter. The party making such a request shall have the obligation to arrange for and pay for the court reporter. Subject to the referee's

4

power to award costs to the prevailing party, the parties shall equally bear the costs of the court reporter at the trial and the referee's expenses

        (c)   The referee shall determine all issues in accordance with existing California case and statutory law. California rules of evidence applicable to proceedings at law will apply to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that shall be binding upon the parties. At the close of the reference proceeding, the referee shall issue a single judgment at disposing of all the claims of the parties that are the subject of the reference. The parties reserve the right (i) to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee and (ii) to obtain findings of fact, conclusions of laws, a written statement of decision, and (iii) to move for a new trial or a different judgment, which new trial, if granted, shall be a reference proceeding under this provision.

        (d)   If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration conducted by a retired judge of the Court, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth in this Section shall apply to any such arbitration proceeding.

Very truly yours,
COMERICA BANK, a Michigan banking corporation

By:
Title:

CEPHEID Pledgor

By:
Title:

By:
Title:

MONARCH FUNDS, a Delaware business trust
By:	Forum Shareholders Services, LLC, a Delaware limited liability company, as agent

By:
Title:	Director

5

Exhibit A
Account Agreement

6

QuickLinks

CEPHEID LOAN AND SECURITY AGREEMENT
EXHIBIT A COLLATERAL DESCRIPTION ATTACHMENT TO LOAN AND SECURITY AGREEMENT
EXHIBIT B
EXHIBIT C BORROWING BASE CERTIFICATE